EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of The Shaw Group Inc.:

Form S-8 No. 333-02666	pertaining to The Shaw Group Inc. 1993 Employee Stock Option Plan.
Form S-3 No. 333-04570
Form S-3 No. 333-30493
Form S-8 No. 333-36315	pertaining to The Shaw Group Inc. 1996 Non-Employee Director Stock Option Plan.
Form S-3 No. 333-62757
Form S-8 No. 333-87175	pertaining to The Shaw Group Inc. 1993 Employee Stock Option Plan.
Form S-3 No. 333-44542
Form S-3 No. 333-62848
Form S-8 No. 333-62852	pertaining to The Shaw Group Inc. 1996 Non-Employee Director Stock Option Plan.
Form S-8 No. 333-62856	pertaining to The Shaw Group Inc. 2001 Employee Incentive Compensation Plan and The Shaw Group Inc Stone & Webster Acquisition Stock Option Plan.
Form S-3 No. 333-62978
Form S-3 No. 333-84408
Form S-3 No. 333-90058
Form S-3 No. 333-90058
Form S-3 No. 333-90058
Form S-4 No. 333-105347
Form S-4 No. 333-105347
Form S-8 No. 333-105520	pertaining to The Shaw Group Inc. 2001 Employee Incentive Compensation Plan.
Form S-4 No. 333-105347
Form S-3 No. 333-112965
Form S-8 No. 333-115154	pertaining to The Shaw Group Inc. 2001 Employee Incentive Compensation plan and The Shaw Group Inc. 1996 Non-Employee Director Stock Option Plan.
Form S-8 No. 333-115155	pertaining to The Shaw Group Inc. 401(k) Plan and The Shaw Group Inc. 401(k) Plan for Certain Hourly Employees.
Form S-8 No. 333-132167	pertaining to The Shaw Group Inc. 2001 Employee Incentive Compensation plan and The Shaw Group Inc. 2005 Non-Employee Director Stock Incentive Plan (f/k/a 1996 Non-Employee Director Stock Option Plan).

of our report dated May 4, 2007, with respect to the combined financial statements of Westinghouse Group as of and for the years ended March 31, 2006 and 2005 included in Amendment No. 1 to The Shaw Group Inc.'s Current Report on Form 8-K/A dated June 15, 2007.

/s/ ERNST & YOUNG LLP

London, England

June 15, 2007

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